Exhibit 99a

CONTACTS: Media Inquiries
Lin Cummins
(248) 435-7112
linda.cummins@arvinmeritor.com

Investor Inquiries
Brian Casey
(248) 435-0015
brian.casey@arvinmeritor.com

ArvinMeritor Reports First-Quarter Fiscal Year 2006 Results

Company Meets First-Quarter Expectations and
Increases Outlook for Free Cash Flow

TROY, Mich. (Jan. 24, 2006) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its first fiscal quarter, ended Dec. 31, 2005.

First-Quarter Fiscal Year 2006 Highlights

•	Net income was $34 million, or $0.49 per diluted share, compared to $18 million, or $0.26 per diluted share last year - an increase of 88 percent.

•	Income from continuing operations, before special items, was $11 million, or $0.16 per diluted share - the higher end of the company’s previous guidance. On a GAAP basis, income from continuing operations was $27 million, or $0.39 per diluted share, compared to $14 million, or $0.20 per diluted share in the same period last year.

•	Sales from continuing operations of $2.1 billion, up slightly from the same period last year.

•	Free cash flow of $75 million - a significant improvement from the first quarter of fiscal year 2005.

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•	Net debt as of Dec. 31, 2005 improved $120 million since Sept. 30, 2005 to the lowest level since the merger of Arvin and Meritor.

•	Cash proceeds, resulting from the sale of the company’s off-highway brake assets and its 39-percent equity investment in Purolator India, were $48 million.

          “We delivered a good quarter and are pleased to have met first-quarter expectations at the higher end of our guidance, in addition to reporting another quarter of strong free cash flow. We are starting to see the benefits of the restructuring plan we announced in fiscal year 2005 and other aggressive cost reduction programs, which continue to strengthen our global businesses,” said Chairman, CEO and President Chip McClure.

          In December 2005, the company sold its Asti, Italy ride control business. This sale, along with the previous divestiture of its shareholdings in AP Amortiguadores, S.A. (APA) in fiscal year 2004, continues to move the company toward its plan to exit the Light Vehicle Systems (LVS) ride control business, and focus resources on its core operations. As a result, ride control is now reported as discontinued operations. All prior year results have been reclassified to conform to this presentation.

First-Quarter Fiscal Year 2006 Results

          For the first quarter of fiscal year 2006, the company posted sales of $2.1 billion, a one-percent increase when compared to the same period last year. Stronger volumes in its Commercial Vehicle Systems (CVS) business were largely offset by the loss of sales associated with divestitures and the impact of foreign currency translation, which lowered sales by approximately $65 million when compared to the same period last year.

          Operating income from continuing operations in the first quarter of fiscal year 2006 was $64 million, up $24 million from the prior year’s first quarter. Included in operating income in the first quarter of fiscal year 2006 was a gain on the sale of certain

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assets of the company’s off-highway brake business of $23 million. Excluding this gain and restructuring costs, operating income would have been $42 million. The benefits of stronger volumes in ArvinMeritor’s CVS business, and cost reductions resulting from restructuring programs, were largely offset by the loss of income from previous divestitures and higher energy and pension costs.

          Income from discontinued operations was $7 million, or $0.10 per diluted share, compared to $4 million, or $0.06 per diluted share in the same period last year.

          “We continue to make significant progress in our efforts to refocus and maximize our operational efficiencies through the sale of non-core assets,” McClure said. “In the first quarter of fiscal year 2006, we completed the divestiture of our off-highway brake assets and the sale of our 39-percent share in Purolator India, for total proceeds of $48 million.”

          He continued, “We are encouraged by the interest in our global Light Vehicle Aftermarket businesses, and continue to work diligently to divest these businesses at a fair market value.”

Outlook

          The company’s fiscal year 2006 outlook for light vehicle production is 15.6 million vehicles in North America and 16.4 million vehicles in Western Europe. The forecast for North American Class 8 truck production is 325,000 units in fiscal year 2006, up from the 305,000 units projected in our previous outlook.

          For the second quarter of fiscal year 2006, the sales forecast for continuing operations is $2.2 billion. The company’s outlook for diluted earnings per share from continuing operations for the second quarter is $0.35 to $0.40, before special items.

          McClure said, “Our sales from continuing operations in fiscal year 2006 are expected to be approximately $8.6 billion, unchanged from our previous outlook, and the outlook for full-year diluted earnings per share from continuing operations is in the range of $1.50 to $1.70, also unchanged. In addition, we now forecast free cash flow to be in the range of $120-170 million for fiscal year 2006.” This outlook includes higher

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production levels for commercial vehicles and a $13 million impact related to a recent preliminary injunction issued in connection with class-action lawsuits related to retiree medical benefits. It excludes gains or losses on divestitures, restructuring costs, other special items and the potential impact of any extended customer shutdowns or production interruptions.

          “In spite of continued challenges in the North American light vehicle market, including pricing pressures and rising energy costs, ArvinMeritor’s diverse mix of customers, geographic markets and products continues to differentiate us from our peers,” he continued. “Both financially and operationally, we are off to a good start.”

About ArvinMeritor

          ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets. Headquartered in Troy, Mich., ArvinMeritor employs approximately 29,000 people at more than 120 manufacturing facilities in 25 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: http://www.arvinmeritor.com.

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Forward-Looking Statements

          All earnings per share amounts are on a diluted basis. The company’s fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company’s fiscal year and fiscal quarters, unless otherwise stated.

          This press release also contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, global economic and market conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its customers and suppliers including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in the filings of the company with the Securities and Exchange Commission.

Non-GAAP Measures

          In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income from continuing operations, diluted earnings per share and operating income before special items which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share and operating income or loss plus or minus special items. Other non-GAAP financial measures include “net debt” and “free cash flow”. Net debt is defined as total debt less the fair value adjustment of debt due to interest rate swaps, plus factored receivables, less cash. Free cash flow represents net cash provided by operating activities before the net change in factored accounts receivable, less capital expenditures. The company believes it is appropriate to exclude the net change in factored accounts receivable in the calculation of free cash flow since the factored receivables may be viewed as a substitute for borrowing activity.

          Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company’s financial position and results of operations. In particular, management believes that net debt is an important indicator of the company’s overall leverage and free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

          These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. Neither net debt nor free cash flow should be considered substitutes for debt, cash provided by operating activities or other balance sheet or cash flow statement data prepared in accordance with GAAP or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

          Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

First-Quarter Fiscal Year 2006 Conference Call

          The company will host a telephone conference call and Web cast to discuss the company’s fiscal year 2006 first-quarter financial results on Tuesday, Jan. 24, 2006, at 9 a.m. (ET). To participate, call (706) 643-7449 ten minutes prior to the start of the call. Please reference ArvinMeritor when dialing in. Investors can also listen to the conference call in real time — or for 90 days by recording — by visiting www.arvinmeritor.com.

          A replay of the call will be available from noon on Jan. 24, until 11:59 p.m. on Jan. 27, 2006, by calling (800) 642-1687 within the United States and Canada, or (706) 645-9291 for international calls. Please refer to conference ID number 4227897.

          To access the listen-only audio Web cast, visit the ArvinMeritor Web site at http://www.arvinmeritor.com/ and click on the Web cast link on either the home page or investor page.

ARVINMERITOR, INC.
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amount)

	Three Months Ended December 31,
	2005	2004
	(Unaudited)
Sales	$2,086	$2,067
Cost of Sales	(1,957)	(1,933)

GROSS MARGIN	129	134
Selling, General, & Administrative	(87)	(83)
Restructuring Costs	(1)	(10)
Gain on Divestitures, Net	23	4
Customer Bankruptcies	—	(5)

OPERATING INCOME	64	40
Equity in Earnings of Affiliates	7	6
Interest Expense, Net and Other	(32)	(28)

INCOME BEFORE TAXES	39	18
Provision for Income Taxes	(10)	(6)
Minority Interests	(2)	2

Income From Continuing Operations	27	14
Income from Discontinued Operations	7	4

NET INCOME	$34	$18

DILUTED EARNINGS PER SHARE
Continuing Operations	$0.39	$0.20
Discontinued Operations	0.10	0.06

Diluted Earnings Per Share	$0.49	$0.26

Diluted Shares Outstanding	69.8	69.0

ARVINMERITOR, INC.
CONSOLIDATED BUSINESS SEGMENT INFORMATION
(In millions)

	Three Months Ended December 31,
	2005	2004
	(Unaudited)
Sales:
Light Vehicle Systems	$1,150	$1,160
Commercial Vehicle Systems	936	907

Total Sales	$2,086	$2,067

Operating Income (Loss):
Light Vehicle Systems	$(3)	$3
Commercial Vehicle Systems	67	37

Total Operating Income	$64	$40

ARVINMERITOR, INC.
SUMMARY CONSOLIDATED BALANCE SHEET
(In millions)

	December 31, 2005	September 30, 2005
	(Unaudited)
ASSETS

Cash and Cash Equivalents	$302	$187
Receivables, Net	1,452	1,655
Inventories	550	541
Other Current Assets	256	256
Assets of Discontinued Operations	525	531
Net Property	982	1,013
Goodwill	787	801
Other Assets	875	886

TOTAL ASSETS	$5,729	$5,870

LIABILITIES AND SHAREOWNERS’ EQUITY

Short-Term Debt	$99	$131
Accounts Payable	1,448	1,483
Other Current Liabilities	618	667
Liabilities of Discontinued Operations	221	242
Other Liabilities	968	963
Long-Term Debt	1,438	1,451
Minority Interests	60	58
Shareowners’ Equity	877	875

TOTAL LIABILITIES AND SHAREOWNERS’ EQUITY	$5,729	$5,870

ARVINMERITOR, INC.
SUMMARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended December 31,
	2005	2004
OPERATING ACTIVITIES
Income from Continuing Operations	$27	$14
Adjustments to Income From Continuing Operations
Depreciation and Amortization	40	45
Gains on Divestitures, Net	(23)	(4)
Restructuring Costs, Net of Payments	(7)	—
Pension and Retiree Medical Expense	33	27
Other Adjustments to Income	1	—
Pension and Retiree Medical Contributions	(28)	(22)
Changes in Receivable Securitization and Factoring	37	(41)
Changes in Assets and Liabilities	83	(144)

Cash Flows Provided By (Used For) Continuing Operations	163	(125)
Cash Flows Used By Discontinued Operations	(12)	(95)

CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	151	(220)

INVESTING ACTIVITIES
Capital Expenditures	(37)	(27)
Acquisitions of Businesses and Investments, Net of Cash Acquired	(1)	(22)
Proceeds from Disposition of Property and Businesses	39	33
Net Cash Flows Provided By Discontinued Operations	7	162

CASH PROVIDED BY INVESTING ACTIVITIES	8	146

FINANCING ACTIVITIES
Net Change in Revolving Credit Facilities	—	11
Borrowings on Accounts Receivable Securitization Program	(24)	—
Purchase of Notes	(3)	—
Net Change on Lines of Credit and Other	(14)	20

Net Change in Debt	(41)	31
Proceeds from Exercise of Stock Options	—	5
Cash Dividends	(7)	(7)
Net Financing Cash Flows Provided By Discontinued Operations	2	—

CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	(46)	29

EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES ON CASH	2	4

CHANGE IN CASH AND CASH EQUIVALENTS	115	(41)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	187	132

CASH AND CASH EQUIVALENTS AT END OF YEAR	$302	$91

ARVINMERITOR, INC.
SELECTED FINANCIAL INFORMATION - RECONCILIATION
Non-GAAP
(Unaudited, in millions)

(in millions, except per share amounts)	Q1 FY 06 Reported	Restructuring Actions	Gain on Divestiture	Income Taxes	Q1 FY06 Adjusted
Sales	$2,086	$—	$—	$—	$2,086
Gross Margin	129	—	—	—	129
Operating Income	64	1	(23)	—	42
Income from Continuing Operations	27	1	(14)	(3)	11
Diluted Earnings Per Share - Continuing Operations	$0.39	$0.01	$(0.20)	$(0.04)	$0.16

Segment Operating Income
LVS Operating Loss	$(3)	$—	$—	$—	$(3)
CVS Operating Income	67	1	(23)	—	45

Total Operating Income	$64	$1	$(23)	$—	$42

Operating Margins
LVS	-0.3%				-0.3%
CVS	7.2%				4.8%
Total Operating Margins	3.1%				2.0%

ARVINMERITOR, INC.
FREE CASH FLOW - RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Three Months Ended December 31,
	2005	2004
Cash Provided by (Used for) Operating Activities	$151	$(220)
Changes in Receivables Securitization and Factoring	(37)	41

Cash Provided by (Used for) Operations before Receivables
Securitization and Factoring	114	(179)
Capital Expenditures (1)	(39)	(27)

Free Cash Flow	$75	$(206)

(1) Includes capital expenditures of discontinued operations.

ARVINMERITOR, INC.
NET DEBT COMPOSITION
Non-GAAP
(Unaudited, in millions)

	December 31, 2005	September 30, 2005
Total debt	$1,537	$1,582
Fair value of interest rate swaps	(14)	(17)
Receivable factoring	60	23

Subtotal	1,583	1,588
Less: cash	(302)	(187)

Net Debt	$1,281	$1,401